IMPORTANT: EXCHANGE OFFER BEGINS JANUARY 9, 1998 AND EXPIRES
              6:00 P.M. DENVER, COLORADO TIME ON FEBRUARY 6, 1998
                                 UNLESS EXTENDED

                              LETTER OF TRANSMITTAL

                                  TO ACCOMPANY

                     COMMON STOCK PURCHASE WARRANTS AND CASH
                   TENDERED PURSUANT TO THE EXCHANGE OFFER OF

                               CEL-SCI CORPORATION

                               The Warrant Agent:

                  AMERICAN SECURITIES TRANSFER & TRUST, INC.

            By Mail:             By Facsimile:                  By Hand:
        938 Quail Street      (303) 234-5340              938 Quail Street
      Suite l0l                                             Suite l0l
Lakewood, Colorado 802l5                               Lakewood, Colorado 802l5

                           Wire transfer instructions:
                               Union Bank & Trust
                                  100 Broadway
                                Denver, Co. 80209
                                 (303) 744-3221
                                 ABA # 102000908
                            Credit Account # 85-02961

            The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

            The undersigned hereby tenders to CEL-SCI Corporation, (the "Company"), Common Stock Purchase Warrants (the "Warrants"), together with payment in the amount of $6.00 for every five Warrants tendered in exchange for
(i) one share of the Company's Common Stock, and (ii) one Series A Warrant. Such Warrants and cash are tendered in accordance with the terms and conditions of the Exchange Offer as set forth in the Company's Prospectus dated November 14, l997

            Every five Warrants tendered pursuant to the Exchange Offer must be accompanied by payment in the amount of $6.00. Payment may be made to the Warrant Agent by cash, wire transfer, bank cashier's check, postal money order or personal check. In the case of payment by personal check, the shares of common stock and Series A Warrants will not be issued to the tendering Warrantholder until the check has cleared the Warrantholder's bank.

            The name and address of the registered owner(s) have been printed below exactly as they appear on the certificate(s) representing Warrants tendered hereby. The certificate(s) and the number of Warrants that the undersigned wishes to tender are indicated in the appropriate boxes.

            The undersigned represents that he or she has full authority to sell and to transfer the tendered Warrants and that the Company will acquire good title thereto free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute any additional documents necessary to complete the sale and transfer of the tendered Warrants. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by and shall survive the death or incapacity of the undersigned.

            The undersigned hereby irrevocaby constitutes the Warrant Agent as attorney with full power of substitution to deliver the tendered Warrants and the required payment together with all accompanying evidences of authority to or upon the order of the Company and to cause the tendered Warrants to be cancelled on the books of the Company.

            Please issue and deliver the certificates for the shares of Common Stock and Series A Warrants to the undersigned at the address specified below unless otherwise indicated under Special Instructions.

                        DESCRIPTION OF WARRANTS TENDERED


                                                Certificates Enclosed
                                 -----------------------------------------------
                                                 Number of
                                    Warrant      Warrants          Number of
Print Name and Address of         Certificate    Represented By    Warrants
 Registered Owner(s)                Number       Certificate       Tendered
-------------------------         -----------    --------------    ---------






                                    SIGN HERE
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                        Signature(s) of Warrantholder(s)

Signature Guaranteed:__________________________________________________________

      Necessary only in cases specified in Instruction l. The signature(s) must be guaranteed by an elgible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program) pursuant to S.E.C. Rule 17Ad-15.

      Must be signed by registered holder(s) exactly as name(s) appear(s) on warrant certificate(s) or by person authorized to become registered holder(s) by certificates and documents transmitted. If signature is by executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions.

Dated:_________________________________________________________________________

Name(s):_______________________________________________________________________

-------------------------------------------------------------------------------
                                 (Please Print)

Capacity:______________________________________________________________________

Address:_______________________________________________________________________

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                               (Include Zip Code)

Telephone Number:______________________________________________________________
                               (Include Area Code)

Tax Identification or Social Security No.:_____________________________________


                              SPECIAL INSTRUCTIONS

            To be completed ONLY if certificates for the shares of Common Stock and Series A Warrants are to be issued in the name of and sent to someone other than the undersigned.

Issue Certificates To:

Name:__________________________________________________________________________
                                 (Please Print)

Address:_______________________________________________________________________

-------------------------------------------------------------------------------
                               (Include Zipe Code)

Telephone No.:_________________________________________________________________

Tax Identification or Social Security No.:_____________________________________

                              GUARANTEE OF DELIVERY

               Use Only if Certificates Are Not Tendered with this Letter of Transmittal (See Instruction 2)

The undersigned:

___   a member of a national securities exchange

___   a member of the NASD

___ a commercial bank or trust company having an office in the United States guarantees that the Warrants indicated in the box on page l as tendered are held for its own account, or for the account(s) of others who have authorized this tender, and guarantees to deliver to the Warrant Agent in proper form for transfer, certificates for the Warrants tendered by this Letter of Transmittal within three (3) business days after expiration of the Exchange Offer and confirms that the tender of such Warrants is in compliance with Rule l4e-4 promulgated under the Securities Exchange act of l934. Firm Name:

Address:_______________________________________________________________________

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Authorized Signature:__________________________________________________________

Area Code and Telephone Number:________________________________________________

Date:__________________________________________________________________________

                                  INSTRUCTIONS

        Forming Part of the Terms and Conditions of the Exchange Offer


            l. Delivery of Letter of  Transmittal  and  Certificates;  Signature
Guarantees. Tenders made by means of this Letter of Transmittal, or a facsimile thereof, signed by the registered holder(s) or the persons(s) authorized to become a registered holder of the tendered Warrants, must be received by the Warrant Agent prior to 6:00 P.M., Denver, Colorado time, on February 6, 1998 (the "Expiration Date"), unless the Offer is extended. If Warrants are tendered by a registered holder who has completed the box entitled "Special Instructions," signatures on the Letter of Transmittal must be guaranteed by an elgible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15, unless tendered on behalf of such member, commercial bank or trust company. If certificates are registered in the name of a person other than the signer of the Letter of Transmittal, the certificate(s) must be duly endorsed, or accompanied by appropriate powers signed, by the registered holder with the signature endorsement or appropriate power guaranteed thereon and on the Letter of Transmittal as provided above. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or a representative capacity, proper documentary evidence must be furnished of the authority of the person executing the same. If the tendered certificates are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal. Questions regarding such evidence of authority may be referred to the Warrant Agent.

            2. Guarantee of Delivery. Prior to the Expiration Date, tenders may be made without the concurrent deposit of warrant certificates if such tenders are made by or through members of a national securites exchange or the NASD or by commercial banks or trust companies having an office in the United States (an "Eligible Institution") and are accompanied by the applicable payment. In such cases, the Letter of Transmittal and the applicable payment must be received prior to the Expiration Date by the Warrant Agent and the Guarantee of delivery contained in the Letter of Transmittal must be executed by such Eligible Institution. In addition, the certificates tendered thereby must be received by the Warrant Agent no later than five (5) business days after the Expiration Date.

            The Company expressly reserves the right to extend the Expiration Date by giving oral or written notice of such extension to the Warrant Agent and by causing written notice of such extension to be mailed to all Warrant holders of record, and to be published in The Wall Street Journal, the New York Times or other newspapers of national circulation selected by the Company.

            If a Warrant holder desires to tender Warrants pursuant to the Offer and time will not permit his or her Letter of Transmittal to reach the Warrant Agent prior to the Expiration Date, his or her tender may be effected if, prior to the Expiration Date, the Warrant Agent has received the applicable payment and a telegram or letter from an Eligible Institution setting forth the name of the Warrant holder, the number of Warrants tendered and a statement that the tender is being made thereby and guaranteeing that the warrant certificates, together with the Letter of Transmittal, and any other required documents, will be received by the Warrant Agent no later than five (5) business days after the Expiration Date and representing that the Warrant holder on whose behalf the tender is being made is deemed to own the Warrants being tendered within the meaning of Rule l4e-4 promulgated under the Securities Exchange Act of l934, as amended.

            The exchange, in any event, for Warrants tendered pursuant to the Offer will be made only after the timely receipt by the Warrant Agent of certificates and payment therefor, and any other required documents.

            3. Partial Tenders. If fewer than all the Warrants evidenced by any certificate submitted are to be tendered, fill in the Number of Warrants which are to be tendered in the box entitled "Number of Warrants Tendered." A new certificate for the remainder of the Warrants which were evidenced by your old certificate(s) will be sent to you, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the expiration of the Offer. All Warrants represented by certificates listed are deemed to have been tendered unless otherwise indicated.

            4. Methods of Delivery of Letter of Transmittal and Certificates. The method of delivery of this Letter of Transmittal, the warrant certificates, cash payment and any other required documents is at the option and risk of the Warrant holder, but, except as otherwise provided in Instruction 2 above, the delivery will be deemed made only when actually received by the Warrant Agent. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

            5. Payments. The applicable payments to accompany the Warrants tendered may be made by cash, wire transfer, bank cashier's check, personal check, or postal money order or personal check, payable in United States dollars to the order of American Securities Transfer & Trust, Inc., as Warrant Agent for the Company. If payment is made by personal check the shares of common stock and Series A Warrants will not be issued to the tendering Warrant holder until the check has cleared the Warrant holder's bank.

            6. No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted.

            7. Multiple Registrations. If a Warrant holder's Warrants are registered differently on several certificates, it will be necessary for the Warrant holder to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Warrants.

            8. Inadequate Space. If the space provided on page l of this Letter of Transmittal is inadequate, the certificate numbers and number of Warrants should be listed on a separate signed schedule attached to this document.

            9. Withdrawal Rights. Tenders of Warrants and payments may be withdrawn at any time prior to the termination of this Offering, and if not yet accepted for exchange after March 7, 1998.

            For withdrawal to be effective, a written, or facsimile transmission notice of withdrawal must be timely received by the Warrant Agent at the address as set forth above. Such notice of withdrawal must set forth the name of the tendering Warrant holder, the name of the registered holder if different from that of the Warrant holder, the number of Warrants (and, if available, the certificate numbers) and the amount of the payment to be withdrawn. All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination shall be final and binding. All Warrants and payments withdrawn in the manner specified above will not be considered to have been duly tendered.

            10. Waiver of Conditions. The Company reserves the absolute right to waive any of the specified conditions in the Offer in the case of any Warrants tendered.

            l1. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus and the Letter of Transmittal may be directed to the Warrant Agent or to the Company as set forth below:

            Warrant Agent:                             Company:

American Securities Transfer & Trust, Inc.           CEL-SCI Corporation
        938 Quail Street, Suite l0l           66 Canal Center Plaza, Suite 510
        Lakewood, Colorado  802l5                Alexandria, Virginia  22314
        Telephone: (303) 234-5300                 Telephone: (703) 549-5293
        Telecopy:  (303) 234-5340                 Telecopy:  (703) 549-6269